UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) January 4, 2007
MERCANTILE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32434	37-1149138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
440 Maine Street, Quincy, Illinois 62301
(Address of Principal Executive Offices) (Zip Code)
(217) 223-7300
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On December 19, 2006, the Board of Directors of Mercantile Bancorp, Inc. (the “Company”) accepted, subject to review by legal counsel, the recommendations of the Board’s Compensation Committee regarding the following matters effective January 1, 2007:
     • Dan S. Dugan, the Company’s Chairman, President and Chief Executive Officer, will be paid a bonus for the year 2006 equal to one percent (1%) of the Company’s net income for 2006.
     • The annual salary for 2007 of Ted T. Awerkamp, the Company’s Executive Vice President and Secretary, will be increased to $310,000. As has been previously disclosed, Mr. Awerkamp will be promoted to President and Chief Executive Officer of the Company effective upon the retirement of Mr. Dugan on March 1, 2007.
     • Michael P. McGrath’s title has been changed to Executive Vice President and Treasurer of the Company. His annual salary for 2007 will be increased to $175,000.
     • Daniel J. Cook’s title has been changed to Executive Vice President of the Company. His annual salary for 2007 will be increased to $175,000.
     • Directors who are also executive officers of the Company will no longer be paid directors’ fees for their services as directors of the Company or Mercantile Trust & Savings Bank (“MTSB”), its principal subsidiary bank. Only outside directors of the Company and MTSB will be paid directors’ fees.
     In addition, the Company’s Board acknowledged the approval by the Board of Directors of MTSB, subject to review of legal counsel, of an amendment to the Salary Continuation Agreement between Mr. Dugan and MTSB, which agreement has been previously disclosed and a copy of which has been filed with the SEC. The principal purpose of the amendment is to state a date upon which payments thereunder will commence. Mr. Dugan will receive the sum of $171,500 per year, payable in monthly installments of $14,291.66 each, commencing on March 1, 2007 and continuing on the first day of each month thereafter for his life, but in any event until a minimum of 180 total monthly payments are made to him or his beneficiary. The agreement was also amended in various technical respects to conform with the requirements of Internal Revenue Code Section 409A and related Treasury guidance and regulations. A copy of the amendment is attached as an exhibit to this report, and the foregoing summary is qualified in its entirety by reference to the form of amendment attached hereto.

Item 9.01 Exhibits
     (c) Exhibits:

Exhibit
Number	Description
10.1	Second Amendment to the Mercantile Trust & Savings Bank Executive Employee Salary Continuation Agreement Dated December 8, 1994 and Amended April 26, 2004 for Dan S. Dugan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bancorp, Inc.

By: Name:	/s/ Dan S. Dugan Dan S. Dugan
Title:	Chairman, President and Chief Executive Officer
Date: January 4, 2007

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